UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ANNALY CAPITAL MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	22-3479661
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices of Registrant)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.875% Series J Fixed-Rate Cumulative Redeemable Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-282261

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions of the general terms and provisions of the 8.875% Series J Fixed-Rate Cumulative Redeemable Preferred Stock of Annaly Capital Management, Inc. (the “Registrant”), to be registered hereby, contained under the heading “Description of the Series J Preferred Stock” in the Registrant’s Prospectus Supplement, dated July 31, 2025, to the Prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2. Exhibits.

Exhibit	Description

3.1	Articles of Amendment and Restatement of the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-11 (Registration No. 333-32913) filed August 5, 1997).

3.2	Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-74618) filed June 12, 2002).

3.3	Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed August 3, 2006).

3.4	Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant’s Quarterly Report on Form 10-Q filed May 7, 2008).

3.5	Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed June 23, 2011).

3.6	Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed May 23, 2019).

3.7	Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed September 23, 2022).

3.8	Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed September 23, 2022).

3.9	Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed May 19, 2023).

3.10	Articles Supplementary designating the Registrant’s 6% Series B Cumulative Convertible Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on 8-K filed April 10, 2006).

3.11	Articles Supplementary designating the Registrant’s 7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed May 16, 2012).

3.12	Articles Supplementary designating the Registrant’s 7.50% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed September 13, 2012).

3.13	Articles Supplementary designating the Registrant’s 7.625% Series E Cumulative Redeemable Preferred Stock, liquidation preference $25.00 (incorporated by reference to Exhibit 3.12 of the Registrant’s Registration Statement on Form 8-A filed July 12, 2016).

3.14	Articles Supplementary reclassifying the Registrant’s 6% Series B Cumulative Convertible Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.13 of the Registrant’s Registration Statement on Form 8-A filed July 27, 2017).

3.15	Articles Supplementary designating the Registrant’s 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.14 of the Registrant’s Registration Statement on Form 8-A filed July 27, 2017).

3.16	Articles Supplementary reclassifying and designating (1) 7,412,500 authorized but unissued shares of the Registrant’s preferred stock, $0.01 par value per share, without designation as to series or class, as shares of undesignated Common Stock; (2) 650,000 authorized but unissued shares of the Registrant’s 7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, as shares of undesignated Common Stock; and (3) 3,400,000 authorized but unissued shares of the Registrant’s 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, as shares of undesignated Common Stock. (incorporated by reference to Exhibit 3.15 of the Registrant’s Quarterly Report on Form 10-Q filed November 3, 2017).

3.17	Articles Supplementary designating Annaly’s 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.16 of the Registrant’s Registration Statement on Form 8-A filed January 10, 2018).

3.18	Articles Supplementary reclassifying and designating (i) 11,500,000 authorized but unissued shares of the Registrant’s preferred stock, $0.01 par value per share, without designation as to series or class, as shares of Registrant’s undesignated common stock and (ii) 5,000,000 authorized but unissued shares of Registrant’s 7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, as shares of Registrant’s undesignated common stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed August 3, 2018).

3.19	Articles Supplementary designating Annaly’s 8.125% Series H Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.17 of the Registrant’s Registration Statement on Form 8-A filed September 7, 2018).

3.20	Articles Supplementary reclassifying and designating 2,200,000 authorized but unissued shares of the Registrant’s preferred stock, $0.01 par value per share, without designation as to series or class, as shares of undesignated Common Stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed June 3, 2019).

3.21	Articles Supplementary designating Annaly’s 6.750% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.20 of the Registrant’s Registration Statement on Form 8-A filed June 26, 2019).

3.22	Articles Supplementary reclassifying and designating 7,000,000 authorized but unissued shares of Registrant’s 7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, as shares of Registrant’s undesignated common stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed July 22, 2019).

3.23	Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland effective on January 4, 2021 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed January 5, 2021).

3.24	Amended and Restated Bylaws of the Registrant, December 8, 2022 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed December 9, 2022).

3.25	Articles Supplementary designating Annaly’s 8.875% Series J Fixed-Rate Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share. †

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-32913) filed September 17, 1997).

4.2	Specimen Preferred Stock Certificate (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-74618) filed on December 5, 2001).

4.3	Specimen Series F Preferred Stock Certificate (incorporated by reference to Exhibit 4.8 of the Registrant’s Registration Statement on Form 8-A filed July 27, 2017).

4.4	Specimen Series G Preferred Stock Certificate (incorporated by reference to Exhibit 4.9 of the Registrant’s Registration Statement on Form 8-A filed January 10, 2018).).

4.5	Specimen Series I Preferred Stock Certificate (incorporated by reference to Exhibit 4.7 of the Registrant’s Registration Statement on Form 8-A filed June 26, 2019).

4.6	Indenture, dated as of February 12, 2010, between the Registrant and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed February 12, 2010).

4.7	Indenture, dated as of February 1, 2019, between the Registrant and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.7 of the Registrant’s Current Report on Form S-3 filed February 1, 2019).

4.8	Supplemental Indenture, dated as of February 12, 2010, between the Registrant and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed February 12, 2010).

4.9	Second Supplemental Indenture, dated as of May 14, 2012, between the Registrant and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed May 14, 2012).

4.10	Specimen Series J Preferred Stock Certificate. †

†	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 7, 2025

ANNALY CAPITAL MANAGEMENT, INC.

By:	/s/ Serena Wolfe
Name:	Serena Wolfe
Title:	Chief Financial Officer